Exhibit 4.2

NUMBER

IP 10252

ISIS PHARMACEUTICALS

SHARES

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS AND A STATEMENT AS TO THE POWERS, DESIGNATIONS, PREFERENCES AND RIGHTS OF SHARES

This Certifies that

CUSIP 464330 10 9

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE, OF

ISIS PHARMACEUTICALS, INC.

transferable on the books of the Corporation in person or by duly authorized attorney on surrender of this certificate properly endorsed. This Certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:

Secretary

ISIS PHARMACEUTICALS, INC. CORPORATE SEAL 1991 DELAWARE

President

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK)
TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE

ISIS PHARMACEUTICALS, INC.

The Corporation is authorized to issue Common Stock and Preferred Stock. The Board of Directors of the Corporation has authority to fix the number of shares and the designation of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any unissued shares of Preferred Stock.

The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, so far as the same shall have been fixed, and of the authority of the Board of Directors to designate and fix any preferences, rights and limitations of any wholly unissued series. Any such request should be addressed to the Secretary of the Corporation at its principal office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—as tenants in common	UNIF GIFT MIN ACT—___________Custodian______________
TEN ENT	—as tenants by the entireties	(Cust)	(Minor)
JT TEN	—as Joint tenants with right	under Uniform Gifts to Minors
	of survivorship and not	Act___________
	as tenants in common	(State)

Additional abbreviations may also be used though not In the above list.

For Value Received,_______________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Isis Pharmaceuticals, Inc, (the “Company") and American Stock Transfer & Trust Company as Rights Agent (the “Rights Agent), dated as of December 8, 2000, as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement. Rights issued to any Person who becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, shall become null and void.